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                                                                   EXHIBIT 4.11

                                                                 EXECUTION COPY

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                    -------------------------------------

                              CENVEO CORPORATION
              (as successor to Cadmus Communications Corporation)

             the SUBSIDIARY GUARANTORS named in Schedule I hereto

                                      and

                        U.S. BANK NATIONAL ASSOCIATION,
                                  as Trustee

                    -------------------------------------

                         THIRD SUPPLEMENTAL INDENTURE
                        Supplementing the Indenture of
                                 June 15, 2004

                                      and

                                 AMENDMENT TO
                             SUBSIDIARY GUARANTEE

                    -------------------------------------

                           Dated as of March 7, 2007

                    8 3/8% SENIOR SUBORDINATED NOTES DUE 2014

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         THIS THIRD SUPPLEMENTAL INDENTURE AND AMENDMENT TO SUBSIDIARY
GUARANTEE, dated as of March 7, 2007 (this "SUPPLEMENTAL INDENTURE"), is among Cenveo Corporation, a Delaware corporation f/k/a Mail-Well I Corporation (as successor to Cadmus Communications Corporation, a Virginia corporation) (the "COMPANY"), the Subsidiary Guarantors (as defined herein) listed on Schedule I hereto (each a "SUBSIDIARY GUARANTOR" and collectively the "SUBSIDIARY GUARANTORS"), and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association), as trustee (the "TRUSTEE").

         WHEREAS, in connection with the issuance by Cadmus Communications Corporation ("CADMUS") of its 8 3/8% Senior Subordinated Notes due 2014 (the "NOTES"), in the aggregate principal amount of $125,000,000, Cadmus, certain Subsidiary Guarantors and the Trustee entered into an indenture dated as of June 15, 2004 (as supplemented by the First Supplemental Indenture dated as of March 1, 2005 and the Second Supplemental Indenture dated as of May 19, 2006, the "INDENTURE"; capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Indenture); and

         WHEREAS, Section 9.01(6) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any holder of any outstanding Notes to comply with Sections 4.19(A) and 4.19(C) of the Indenture; and

         WHEREAS, pursuant to Section 4.19(A) of the Indenture, the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company, unless such Restricted Subsidiary is a Subsidiary Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Subsidiary Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness unless such other Indebtedness is Senior Debt, in which case the Subsidiary Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt; and

         WHEREAS, Section 5.01(1)(b) of the Indenture provides that the Company shall not directly or indirectly consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) unless the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (i) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, and (ii) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

         WHEREAS, on the date hereof, Cadmus has merged into the Company, with the Company being the surviving corporation; and


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         WHEREAS, the Company has agreed to assume all the obligations of
Cadmus under the Notes, the Indenture and the Registration Rights Agreement pursuant this Supplemental Indenture; and

         WHEREAS, Section 5.01(4) of the Indenture provides that each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under Section 5.01 of the Indenture, shall have by amendment to its Subsidiary Guarantee confirmed that its Subsidiary Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and the Indenture; and

         WHEREAS, the form of such amendment to each Subsidiary Guarantee is attached hereto as Exhibit A (the "AMENDED SUBSIDIARY GUARANTEE"); and

         WHEREAS, the Company and each Subsidiary Guarantor has authorized the execution and delivery of this Supplemental Indenture, as applicable; and

         WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee have been done.

         NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Section 4.19(A), Section
5.01 and Article Nine of the Indenture, the Company agrees with the Subsidiary Guarantors and the Trustee as follows:

                                  ARTICLE 1.
                    JOINDER AND ASSUMPTION TO THE INDENTURE

SECTION 1.01.  ADDITION OF SUBSIDIARY GUARANTORS

         Effective as of the Operative Date (as hereinafter defined), in accordance with the terms of the Indenture, each of Cenveo Commercial Ohio, LLC, Cenveo Government Printing, Inc., Cenveo Services, LLC, Cenveo Resale Ohio, LLC, Discount Labels, LLC, MMTP Holdings, Inc., Cenveo Omemee LLC, Colorhouse China, Inc., RX JV Holding, Inc., CRX JV, LLC, CRX Holding, Inc., Rx Technology Corp., PC Ink Corp., Printegra Corporation, Cadmus Financial Distribution, Inc., Cadmus Technology Solutions, Inc., Garamond/Pridemark Press, Inc., Cadmus Delaware, Inc., Cadmus UK, Inc., Expert Graphics, Inc., American Graphics, Inc., Cadmus Direct Marketing, Inc., Cadmus Interactive, Inc., Cadmus Marketing, Inc., Cadmus/O'Keefe Marketing, Inc., Old TSI, Inc., Vaughan Printers Inc. and VSUB Holding Company (each an "ADDITIONAL GUARANTOR" and collectively the "ADDITIONAL GUARANTORS") hereby assume and agree to perform all obligations and covenants of a Subsidiary Guarantor under the Indenture, under the Amended Subsidiary Guarantee, to be executed by each Additional Guarantor simultaneously herewith, and under the Registration Rights Agreement, and agree that they hereby shall become Subsidiary Guarantors under and for all purposes of the Indenture with all the rights and obligations of a Subsidiary Guarantor thereunder.


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         The obligations of the Additional Guarantors to the Holders of the
Notes and to the Trustee pursuant to the Note Guarantee are expressly subordinated to the extent set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of such subordination.

SECTION 1.02  ASSUMPTION OF OBLIGATIONS BY CENVEO

         Effective as of the Operative Date (as hereinafter defined) and in accordance with the terms of the Indenture, the Company hereby assumes all the obligations of Cadmus under the Notes, the Indenture and the Registration Rights Agreement.

                                   ARTICLE 2.
                                 MISCELLANEOUS

SECTION 2.01.  OPERATIVE DATE

         This Supplemental Indenture is effective when executed (the "OPERATIVE DATE").

SECTION 2.02.  COUNTERPART ORIGINALS

         The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 2.03.  GOVERNING LAW

         This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 2.04.  TRUSTEE'S DISCLAIMER

         The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date and year first written above.

                            CENVEO CORPORATION


                            By: /s/ Sean S. Sullivan
                                --------------------------------------------
                            Name:   Sean S. Sullivan
                            Title:  Chief Financial Officer


                            EACH ENTITY LISTED ON SCHEDULE I HERETO


                            By: /s/ Sean S. Sullivan
                                --------------------------------------------
                            Name:   Sean S. Sullivan
                            Title:  Chief Financial Officer


                            U.S. BANK NATIONAL ASSOCIATION
                            (successor trustee to Wachovia Bank, National Association), as Trustee


                            By: /s/ Melody M. Scott
                                --------------------------------------------
                            Name:   Melody M. Scott
                            Title:  Trust Officer


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                                                                     EXHIBIT A

                                   GUARANTEE


      For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) hereby fully and unconditionally, jointly and severally, guarantees on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "SUBSIDIARY GUARANTEE") (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Articles Eleven and Twelve of the Indenture (as defined below) and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.


      The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt of such Subsidiary Guarantor, to the extent and in the manner provided, in Article Twelve of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee therein made.


      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of June 15, 2004 (as supplemented by the First Supplemental Indenture dated as of March 1, 2005, the Second Supplemental Indenture dated as of May 19, 2006 and the Third Supplemental Indenture and Amendment to Subsidiary Guarantee dated as of March 7, 2007, the "INDENTURE"), among Cenveo Corporation, a Delaware corporation (as successor to Cadmus Communications Corporation, a Virginia corporation), as issuer (the "COMPANY"), each of the Subsidiary Guarantors named therein and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association), as trustee (the "TRUSTEE").


      THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE UNDERSIGNED SUBSIDIARY GUARANTORS HEREBY AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE.


      This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture and subordination as set forth in Article Twelve thereof.


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         IN WITNESS THEREOF, each of the undersigned Subsidiary Guarantors has caused this Subsidiary Guarantee to be signed manually or by facsimile by its duly authorized officer.



                            EACH ENTITY LISTED ON SCHEDULE I HERETO


                            By: /s/ Sean S. Sullivan
                                --------------------------------------------
                            Name:   Sean S. Sullivan
                            Title:  Chief Financial Officer


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                                                                     SCHEDULE I

                       SCHEDULE OF SUBSIDIARY GUARANTORS
                       ---------------------------------

DISCOUNT LABELS, LLC
CENVEO GOVERNMENT PRINTING, INC.
CENVEO SERVICES, LLC
CENVEO COMMERCIAL OHIO, LLC
CENVEO RESALE OHIO, LLC
CENVEO OMEMEE LLC
COLORHOUSE CHINA, INC.
MMTP HOLDINGS, INC.
CRX JV, LLC
CRX HOLDING, INC.
RX TECHNOLOGY CORP.
RX JV HOLDING, INC.
PC INK CORP.
PRINTEGRA CORPORATION
CADMUS PRINTING GROUP, INC.
WASHBURN GRAPHICS, INC.
CADMUS JOURNAL SERVICES, INC.
CADMUS FINANCIAL DISTRIBUTION, INC.
CADMUS TECHNOLOGY SOLUTIONS, INC.
GARAMOND/PRIDEMARK PRESS, INC.
CADMUS DELAWARE, INC.
CADMUS UK, INC.
EXPERT GRAPHICS, INC.
CADMUS GOVERNMENT PUBLICATION SERVICES, INC.
CADMUS MARKETING GROUP, INC.
AMERICAN GRAPHICS, INC.
CADMUS DIRECT MARKETING, INC.
CADMUS INTERACTIVE, INC.
CADMUS MARKETING, INC.
CADMUS/O'KEEFE MARKETING, INC.
OLD TSI, INC.
CADMUS INVESTMENTS, LLC
PORT CITY PRESS, INC.
SCIENCE CRAFTSMAN INCORPORATED
CADMUS INTERNATIONAL HOLDINGS, INC.
CDMS MANAGEMENT, LLC
VAUGHAN PRINTERS INC.
VSUB HOLDING COMPANY